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                                 [LETTERHEAD]

                           CLIENT SERVICE AGREEMENT

THIS AGREEMENT is made and entered into this 4th day of May, 2000, between CONTINENTAL CAPITAL & EQUITY CORPORATION, located at 195 Wekiva Springs Road, Suite 200, Longwood, FL 32779, (hereinafter referred to as "CCEC") and MOBILE PET SYSTEMS INC., located at 2240 Shelter Island Drive, Suite 3205, San Diego, CA 92106 (hereinafter referred to as the "Company").

WITNESSETH:
      WHEREAS, CCEC is a financial relations and direct marketing advertising firm specializing in the dissemination of information about publicly traded companies, and
      WHEREAS, the Company is publicly held with its common stock trading on the Over The Counter Bulletin Board, and
      WHEREAS, the Company desires to publicize itself with the intention of making its name and business better known to shareholders, investors, brokerage houses, institutional investors, analysts and other industry professionals, and
      WHEREAS, CCEC is willing to accept the Company as a client.

NOW THEREFORE, in consideration of the mutual covenants herein contained, it is agreed:

1. ENGAGEMENT: The Company hereby engages CCEC to publicize the Company to brokers, prospective investors, institutional investors, analysts, other industry professionals and shareholders described in Section 2 of this Agreement, and subject to the further provisions of this Agreement. CCEC hereby accepts the Company as a client and agrees to publicize it as described in
Section 2 of this Agreement, but subject to the further provisions of this Agreement.

2. MARKETING PROGRAM: Consists of the following components:
      (A) CCEC will review and analyze various aspects of the Company's goals and make recommendations on feasibility and achievement of desired goals.
      (B) CCEC will review all of the general information and recent filings from the Company and produce up to a 50,000 piece direct mail package to include an 11" X 17" self mailer and an ample number of corporate profiles so as to allow for one profile for each respondent to the original mailing, both items to be approved by the Company prior to circulation.
      (C) CCEC will provide exposure to its network of firms and brokers that may be interested in participating with the Company and schedule and conduct the necessary due diligence and obtain the required approvals necessary for those firms to participate. CCEC will also interview and make determinations on any firms or brokers referred by the Company with regard to their participation

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                                               Initial-Company      Initial-CCEC

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     (D)  At the Company's request, CCEC will be available to the Company to field any calls from firms and brokers inquiring about the Company.

     (E) CCEC will use its best efforts to obtain the Company exposure on radio programming, in independent financial newsletters, and through on-line fax and Internet broadcast services.

     (F) CCEC will promote the Company on the Worldwide Internet via CCEC's home web site (www.insidewallstreet.com). Further CCEC shall create banner ads for placement on financial web sites with hyperlinks back to the Company's feature page on CCEC's home Web site. The banner ads shall run for two (2) months.

     (G) At the Company's request, CCEC shall write, produce and assist the Company in releasing all press announcements. The Company shall be solely responsible for paying all fees associated with the actual release(s) through BusinessWire, PR Newswire, or any other comparable news dissemination source.

     (H) CCEC will create, build and continually enhance a fax database of all brokers, investors, analysts and media contacts who have expressed an interest in receiving on-going information on the Company. CCEC will assist the Company in setting up an account with a fax broadcasting agency to manage the actual broadcasting in the event Company does not have this capability in-house. Further, CCEC will, at its election, mass-fax broadcast select releases to its network of U.S. stockbrokers, analysts and institutional investors.

     (I) CCEC will obtain express written approval from the Company on all material produced by CCEC prior to disseminating the information to the public.

3. TIME OF PERFORMANCE: Services to be performed under this Agreement shall commence upon execution of this Agreement and shall continue for a period of six (6) months.

4. COMPENSATION AND EXPENSES: In consideration of the services to be performed by CCEC, the Company agrees to pay compensation to CCEC as follows:

     (A) Fifty thousand dollars ($50,000.00), payable in cash and due upon execution of this Agreement, plus

     (B) Thirty-five thousand common shares restricted pursuant to Rule 144, however will carry piggy-back registration rights on the SB-2 filing expected to be filed by the Company within the next 90 days, plus

     (C) CCEC shall also be entitled to receive an option or warrant to purchase up to 100,000 common shares of the Company's stock, valued as follows:

          -50,000 shares at $6.00
          -50,000 shares at $7.00

     The Company shall agree to issue CCEC piggyback registration rights for the common shares underlying the option/warrants listed above, whereby these shares will be registered for resale by CCEC on the first applicable Registration Statement filed by the Company with the U.S. Securities & Exchange Commission; said underlying common shares shall be held by the Company until such time as CCEC elects to exercise its option or warrant to purchase the common shares. The term of the option/warrant shall expire 48 months from the date the Client Service Agreement if formally executed.

5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY: The Company represents and warrants to CCEC, each such representation and warranty being deemed to be material that:


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     (A) The Company will cooperate fully and timely with CCEC to enable CCEC to perform its obligations under this Agreement.
     (B) The execution and performance of this Agreement by the Company has been duly authorized by the Board of Directors of the Company in accordance with applicable law, and, to the extent required, by the requisite number of shareholders of the Company;
     (C) The performance by the Company of this Agreement will not violate any applicable court decree, law or regulation, nor will it violate any provisions of the organizational documents of the Company or any contractual obligation by which the Company may be bound.
     (D) The Company will promptly deliver to CCEC a complete due diligence package to include latest 10K, latest 10Q, last six (6) months of press releases and all other relevant materials, including but not limited to corporate reports, brochures, etc.
     (E) The Company will promptly deliver to CCEC a list of names and addresses of all shareholders of the Company of which it is aware.
     (F) The Company will promptly deliver to CCEC a list of brokers and market makers of the Company's securities, which have been following the Company.
     (G) Because CCEC will rely on such information to be supplied it by the Company, all such information shall be true, accurate, complete and not misleading, in all respects.
     (H) The Company will act diligently and promptly in reviewing materials submitted to it by CCEC to enhance timely distribution of the materials and will inform CCEC of any inaccuracies contained therein prior to the projected publication date.

6. DISCLAIMER BY CCEC: CCEC WILL BE THE PREPARER OF CERTAIN PROMOTIONAL MATERIALS. CCEC MAKES NO REPRESENTATION THAT (A) ITS SERVICE WILL RESULT IN ANY ENHANCEMENT TO THE COMPANY (B) THE PRICE OF THE COMPANY'S PUBLICLY TRADED SECURITIES WILL INCREASE, (C) ANY PERSON WILL PURCHASE SECURITIES IN THE COMPANY, OR (D) ANY INVESTOR WILL LEND MONEY TO OR INVEST IN OR WITH THE COMPANY.

7. EARLY TERMINATION: If the Company fails to cooperate with CCEC, or fails to make timely payment of the compensation set forth in Section 4 of this Agreement CCEC shall have the right to terminate any further performance under this Agreement. In such event all compensation shall become immediately due and payable and/or deliverable, and CCEC shall be entitled to receive and retain the same as liquidated damages, and not as a penalty, in lieu of all other remedies, the parties acknowledging and agreeing that it would be too difficult currently to determine the exact extent of CCEC's damage, but that the receipt and retention of such compensation is reasonable present estimate of such damage.

8. LIMITATION OF CCEC LIABILITY: If CCEC fails to perform its services hereunder, its entire liability to the Company shall not exceed the lessor of
(a) the amount of cash compensation CCEC has received from the Company under
Section 4 of this Agreement or (b) the actual damage to the Company as a result of such non-performance. IN NO EVENT WILL CCEC BE LIABLE FOR ANY INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES NOR FOR ANY CLAIM AGAINST THE COMPANY BY ANY PERSON OR ENTITY ARISING FROM OR IN ANY WAY RELATED TO THIS AGREEMENT, UNLESS SUCH DAMAGES RESULT FROM THE USE, BY CCEC, OF INFORMATION NOT AUTHORIZED BY THE COMPANY.

9. OWNERSHIP OF MATERIALS: All right, title and interest in and to materials to be produced by CCEC in connection with the contract and other services to be rendered under this Agreement shall be and remain the sole and exclusive property of CCEC, except that if the Company performs fully and timely its obligations hereunder, it shall be entitled to receive upon written request, one hundred (100) copies of all such materials.


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10. CONFIDENTIALITY: Until such time as the same may become publicly known,
CCEC agrees that any information of a confidential nature will not be revealed or disclosed to any person or entity, except in the performance of this Agreement, and upon completion of its services and upon written request of the Company all materials and original documentation provided by the Company will be returned to it. CCEC will, however, require Confidentiality Agreements from its own employees and from contractors CCEC reasonably believes will come in contact with confidential material.

11. NOTICES: All notices hereunder shall be in writing and addressed to the party at the address herein set forth and shall be given by personal delivery, by certified mail, express mail or by national overnight courier services. Notices will be deemed given upon the earlier of actual receipt or three (3) business days after being mailed or delivered to such courier service. Any notices to be given hereunder will be effective if executed by and sent by the attorneys for the parties giving such notice, and in connection therewith the parties and their respective counsel agree that in giving such notice such counsel may communicate directly in writing with such parties to the extent necessary to give such notice.

12. SEPARABILITY: If one or more of the provisions of this Agreement shall be held invalid, illegal, or unenforceable in any respect, such provision, to the extent invalid, illegal, or unenforceable, and provided that such provision is not essential to the transaction provided for by this Agreement, shall not affect any other provision hereof, and the Agreement shall be construed as if such provision had never been contained herein.

13. ARBITRATION: Any controversy or claim arising out of or relating to the Client Service Agreement, or the breach thereof, shall be settled by arbitration in accordance with the commercial arbitration rules of the American Arbitration Association, and judgement upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

14. MISCELLANEOUS:
     (A) GOVERNING LAW: This Agreement shall be governed by and interpreted under the laws of the State of Florida where CCEC has been organized and this Agreement has been accepted by CCEC. Venue for all litigation shall be Seminole County, Florida.
     (B) CURRENCY: In all instances, references to dollars shall be deemed to be United States Dollars.
     (C) MULTIPLE/FAXED COUNTERPARTS: This Agreement may be executed in multiple counterparts, and by fax transmission, each of which shall be deemed an original.

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Executed as a sealed instrument as of the last day and year shown hereunder.

CONFIRMED AND AGREED ON THE 12th DAY OF May 2000

CONTINENTAL CAPITAL & EQUITY CORPORATION


By: /s/ Dodi B. Handy                     /s/ John R. Manion
   ---------------------               -------------------------
   CCEC Representative                 CCEC Officer


    /s/ Dodi B. Handy                     /s/ John R. Manion
   ---------------------               -------------------------
   Print Name                          Print Name


    /s/ Karen R. Hall                     /s/ Karen R. Hall
   ---------------------               -------------------------
   Witness                             Witness


    /s/ Karen R. Hall                     /s/ Karen R. Hall
   ---------------------               -------------------------
   Print Name                          Print Name



CONFIRMED AND AGREED ON THE 12th DAY OF May 2000

COMPANY NAME


By: /s/ Paul Crowe                        /s/ [ILLEGIBLE]
   ---------------------               -------------------------
   Duly Authorized                     Witness


    /s/ Paul Crowe                        /s/ [ILLEGIBLE]
   ---------------------               -------------------------
   Print Name                          Print Witness



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